Exhibit 15
January 26, 2023

The Board of Directors and Shareowners of
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204

We are aware that our report dated January 26, 2023, on our review of the interim financial information of Rockwell Automation, Inc. and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, is incorporated by reference in Registration Statement Nos. 333-101780, 333-149581, 333-150019, 333-157203, 333-165727, 333-180557, 333-184400, 333-205022, 333-209706, 333-234642, and 333-236277 on Form S-8.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin